EX.99.906CERT

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of the DoubleLine Income Solutions Fund, does hereby certify, to such officer’s knowledge, that the report on Form N-CSR of the DoubleLine Income Solutions Fund for the period ended September 30, 2013 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable, and that the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the DoubleLine Income Solutions Fund for the stated period.

/s/ Ronald R. Redell		/s/ Susan Nichols
Ronald R. Redell		Susan Nichols
President and Chief Executive Officer		Treasurer and
Principal Financial and Accounting Officer
Dated:	12/3/13	Dated:	11/26/13

This statement accompanies this report on Form N-CSR pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed as filed by DoubleLine Income Solutions Fund for purposes of Section 18 of the Securities Exchange Act of 1934.